UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

CCA Industries, Inc.

(Exact name of registrant as specified in the charter)

DELAWARE	1-31643	04-2795439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

200 MURRAY HILL PARKWAY,
EAST RUTHERFORD, NEW JERSEY	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 330-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Item 1.02 Termination of a Material Definitive Agreement.

As a result of the execution of the Employment Agreement referred to in Item 5.02 of this Current Report on Form 8-K (this “Report”), by and between CCA Industries, Inc. (the “Company”) and Dunnan Edell, the Company’s President and Chief Executive Officer, the Amended and Restated Employment Agreement, by and between Mr. Dunnan Edell and the Company, effective as of December 1, 2002 and amended on February 10, 2007 and May 17, 2007, has been terminated.  Similarly, as a result of the execution of the Employment Agreement referred to in Item 5.02 of this Report, by and between the Company and Drew Edell, the Company’s Executive Vice President, Product Development and Production, the Amended and Restated Employment Agreement, by and between Mr. Drew Edell and the Company, effective as of December 1, 2002 and amended on February 10, 2007 and May 17, 2007, has also been terminated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2011, the Company entered into an Employment Agreement (each, an “Employment Agreement”) with each of Dunnan Edell, Stephen A. Heit, and Drew Edell (each, an “Executive”).  Pursuant their respective Employment Agreements, Mr. Dunnan Edell has been engaged to continue to serve as the Company’s President and Chief Executive Officer, Mr. Heit has been engaged to continue to serve as the Company’s Executive Vice President and Chief Financial Officer, and Mr. Drew Edell has been engaged to continue to serve as the Company’s Executive Vice President, Product Development and Production.

Mr. Dunnan Edell and Mr. Drew Edell are brothers and are the sons of David Edell, who is a member of the Board of Directors of the Company and serves as a consultant to the Company.

Except as set forth below and with reference to the Employment Agreements attached as Exhibits 10.1, 10.2, and 10.3 to this Report, the Employment Agreements contain substantially similar terms to each other.  The term of employment under each of the Employment Agreements runs from March 21, 2011 through December 31, 2013, and will continue thereafter for successive one-year periods unless the Company or the Executive chooses not to renew the respective Employment Agreement.

Under the respective Employment Agreements, the base salaries of Mr. Dunnan Edell, Mr. Heit, and Mr. Drew Edell are $350,000, $250,000, and $275,000 per annum, respectively, and may be increased each year at the discretion of the Company’s Compensation Committee.  The Executives are eligible to receive an annual performance-based bonus under their respective Employment Agreement, and are entitled to participate in Company equity compensation plans.  In addition, each of the Executives will receive an automobile allowance, health insurance and certain other benefits.

In the event of termination of the respective Employment Agreement as a result of the disability or death of the Executive, the Executive (or his estate or beneficiaries) shall be entitled to receive all base salary and other benefits earned and accrued until such termination as well as a single-sum payment equal to the Executive’s base salary and a single-sum payment equal to the value of the highest bonus earned by the Executive in the one-year period preceding the date of termination pro-rated for the number of days served in that fiscal year.

If the Company terminates the Executive for Cause (as defined in the respective Employment Agreement), or the Executive terminates his employment in a manner not considered to be for Good Reason, the Executive shall be entitled to receive all base salary and other benefits earned and accrued prior to the date of termination.  If the Company terminates the Executive in a manner that is not for Cause or due to the Executive’s death or disability, the Executive terminates his employment for Good Reason, or the Company does not renew the Employment Agreement after December 31, 2013, the Executive shall be entitled to receive a single-sum payment equal to his unpaid base salary and other benefits earned and accrued prior to the date of termination and a single-sum payment of an amount equal to three times (a) the average of the base salary amounts paid to Executive over the three calendar years prior to the date of termination, (b) if less than three years have elapsed between March 21, 2011 and the date of termination, the highest base salary paid to the Executive in any calendar year prior to the date of termination, or (c) if less than twelve months have elapsed between March 21, 2011 and the date of termination, the highest base salary received in any month times twelve. In addition, each Executive is entitled to certain benefits in connection with a Change of Control (as defined in the respective Employment Agreement).

Under the Employment Agreements, each Executive has agreed to non-competition restrictions for a period of six months following the end of the term of his Employment Agreement, during which period the Executive will be paid an amount equal to his base salary for a period of six months, and an amount equal to the pro rata share of any bonus attributable to the portion of the year completed prior to the date of termination.  The Executives have also agreed to confidentiality and non-solicitation restrictions under the Employment Agreements.

The foregoing summary of the Employment Agreements are qualified in their entirety by the full text of the Employment Agreements, copies of which are attached as Exhibits 10.1, 10.2, and 10.3 to this Report and are incorporated herein by reference.

Item 8.01 Other Events.

In addition to the Employment Agreements discussed above in Item 5.02 of this Report, on March 21, 2011, the Company entered into an Employment Agreement with another Company executive, who is not a “named executive officer” within the meaning of Form 8-K pursuant to the Securities Exchange Act of 1934, as amended, and related regulations.  The additional Employment Agreement referred to in the preceding sentence contains substantially similar terms as the Employment Agreements discussed in Item 5.02 of this Report, except that the employee’s base salary is $135,000 per annum.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated March 21, 2011, by and between CCA Industries, Inc. and Dunnan Edell.

10.2	Employment Agreement, dated March 21, 2011, by and between CCA Industries, Inc. and Stephen A. Heit.

10.3	Employment Agreement, dated March 21, 2011, by and between CCA Industries, Inc. and Drew Edell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCA INDUSTRIES, INC.

Date: March 21, 2011	/s/ Stephen A. Heit
Stephen A. Heit
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated March 21, 2011, by and between CCA Industries, Inc. and Dunnan Edell.

10.2	Employment Agreement, dated March 21, 2011, by and between CCA Industries, Inc. and Stephen A. Heit.

10.3	Employment Agreement, dated March 21, 2011, by and between CCA Industries, Inc. and Drew Edell.